EXHIBIT 99.4(a)(a)(u)

              GUARANTEED WITHDRAWAL BENEFIT ("GWBL") FOR LIFE RIDER
                      APPLICABLE TO NON-QUALIFIED CONTRACTS

The term "Contract" as used in this rider applies to either a Contract or Certificate. This rider is part of your Contract, and the same definitions apply to the capitalized terms. There are new definitions in this rider which are introduced below. The benefit described in this rider is subject to all the terms contained in your Contract, except as modified below. In this rider, "we", "our" and "us" mean AXA Equitable Life Insurance Company and "you" and "your" mean the Owner.

I.   THIS RIDER'S BENEFIT

This rider is effective immediately and provides a Guaranteed Withdrawal Benefit for Life which guarantees that you can receive lifetime withdrawal amounts up to a maximum amount per Contract Year.

Under the Guaranteed Withdrawal Benefit for Life, we guarantee that you will be eligible to receive withdrawals while you are living, even if such withdrawals cause the Annuity Account Value to fall to zero. Withdrawals, for purposes of the Guaranteed Withdrawal Benefit for Life, are your total withdrawals during each Contract Year up to the Guaranteed Annual Withdrawal amount (as defined below). If the Owner named in the Data Pages is a Non-natural Owner, we guarantee such withdrawals for the life of the Annuitant. If a Successor Owner is named in the Data Pages or if there are joint annuitants under a Contract owned by a Non-natural Owner, we guarantee such withdrawals during the lives of you and such Successor Owner or during the lives of the Annuitant and Joint Annuitant, respectively. The terms and conditions of the Guaranteed Withdrawal Benefit for Life are set forth below.

This rider does not provide a Cash Value or any minimum account value.

II.  DEFINITIONS AND CONDITIONS OF THIS RIDER

     A.   AUTOMATIC PAYMENT PLAN

          "Automatic Payment Plan" means a plan for periodic withdrawals up to the Guaranteed Annual Withdrawal amount each Contract Year, if such payment plan is shown in the Data Pages.

     B.   JOINT ANNUITANT

          "Joint Annuitant" means the individual specified as such in the Data Pages. The Joint Annuitant must be the spouse of the Annuitant on the Contract Date, but a change may subsequently made in accordance with
          Part III of this rider.

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     C.   JOINT LIFE CONTRACT

          "Joint Life Contract" means a contract that was issued with either (i) for a Contract where the Owner is an individual, a Successor Owner, or
          (ii) for a Contract where the Owner is a Non-Natural Owner, a Joint Annuitant. A Joint Life Contract where the Owner is an individual and named with a Successor Owner may be issued with a single Annuitant.

     D.   SINGLE LIFE CONTRACT

          "Single Life Contract" means a contract that is issued without either
          (i) for a Contract where the Owner is an individual, a Successor Owner, or (ii) for a Contract where the Owner is a Non-Natural Owner, a Joint Annuitant. A Single Life Contract where the Owner is an individual and named without a Successor Owner may be issued with a Joint Annuitant.

     E.   SUCCESSOR OWNER

          "Successor Owner" means the individual shown as such in the Data Pages when a Joint Life Contract is owned by an individual. The Successor Owner must be the spouse of the Owner on the Contract Date, unless a change is subsequently made in accordance with Part III of this rider.

     F.   BENEFIT BASE

          Your Benefit Base is equal to your initial Contribution and will increase or decrease, as follows: 1) your Benefit Base increases by the dollar amount of any subsequent Contribution, 2) your Benefit Base may be increased by any "Annual Ratchet" or "Deferral Bonus" and 3) your Benefit Base may be reduced by withdrawals that exceed your Guaranteed Annual Withdrawal amount ("Excess Withdrawals"), as described below.

     G.   GUARANTEED ANNUAL WITHDRAWAL AMOUNT

          Your Guaranteed Annual Withdrawal amount is equal to the Applicable Percentage of the Benefit Base. Your Guaranteed Annual Withdrawal amount may increase or decrease, as follows: 1) your Guaranteed Annual Withdrawal amount will increase to the Applicable Percentage of your Benefit Base when your Benefit Base has increased by a subsequent contribution, 2) your Guaranteed Annual Withdrawal amount will increase to the Applicable Percentage of your Benefit Base when your Benefit Base has increased by an "Annual Ratchet" or "Deferral Bonus", and 3) your Guaranteed Annual Withdrawal amount may be reduced by Excess Withdrawals as described below.

          The initial "Applicable Percentage" is based on your age at the time of the first withdrawal from the Contract. In any Contract Year in which your Benefit Base is increased by an "Annual Ratchet" the "Applicable Percentage" may increase based on the age of the Owner as of the Contract Date Anniversary on which the Annual Ratchet occurs. For a Joint Life Contract, the Applicable Percentage is based on your age or Successor Owner's age, whoever is younger. For a Single Life Contract with a Non-natural Owner, the Applicable Percentage is based on the Annuitant's age. For a Joint Life Contract with a Non-natural Owner, the Applicable Percentage

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          is based on the younger Annuitant's age. The Applicable Percentages are shown in the Data Pages.

          To the extent so provided in the Data Pages, Guaranteed Annual Withdrawals may be taken through an Automatic Payment Plan we offer. If you take less than the Guaranteed Annual Withdrawal amount in any Contract Year, you may not add the remainder to your Guaranteed Annual Withdrawal amount in any subsequent Contract Year.

     H.   ANNUAL RATCHET

          Your Benefit Base is recalculated on each Contract Date Anniversary to equal the greater of (i) the Annuity Account Value and (ii) the prior Benefit Base. An increase in the Benefit Base resulting from that calculation is an Annual Ratchet. If the Benefit Base is increased by such recalculation, your Guaranteed Annual Withdrawal amount will be increased as of the next Contract Year following such Contract Date Anniversary to equal your Applicable Percentage times your new Benefit Base.

          We may increase the charge for this rider up to the maximum charge shown in the Data Pages; however, we will apply the higher charge only if your Benefit Base increases due to an Annual Ratchet. The new charge will remain in effect for the duration of the rider, subject to any further charge increase permitted by the above provisions. Any increase in the charge for this rider will be communicated in writing to you at least [90 days] before the Contract Date Anniversary on which it would take effect. You may decline an Annual Ratchet that would cause a charge increase by providing us with a written request to decline such Annual Ratchet. Thereafter, you may provide us with a written request to reactivate Annual Ratchets and accept the higher charge. Once you have done so, the Annual Ratchet will occur on any future Contract Date Anniversary after such election when the Annuity Account Value is higher than the Benefit Base, as described above. The Annual Ratchet will not be applied on a retroactive basis.

          If on the Contract Date Anniversary your Benefit Base would be eligible for both an Annual Ratchet and a Deferral Bonus, only one of them will be applied, as described below under "Deferral Bonus".

     I.   DEFERRAL BONUS

          During the first ten Contract Years, for each each year in which you have not taken a withdrawal, we will increase your Benefit Base on your Contract Date Anniversary by an amount equal to [5%] of your total contributions, excluding contributions made in the immediately preceding [twelve months], with no change in the charge for this rider. Each such adjustment is a Deferral Bonus. For the first Contract Year, Contributions received in the first [90 days] will be used to determine the Deferral Bonus. If your Benefit Base has been increased because of an Annual Ratchet or decreased because of an Excess Withdrawal, the Deferral Bonus will instead be [5%] of the sum of the adjusted Benefit Base plus any Contributions received after the Benefit Base adjustment excluding Contributions made during the [twelve months] preceding the Contract Date Anniversary on which the Deferral Bonus is to be applied.

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          For any Contract Year in which you are eligible for the Deferral
          Bonus, on the Contract Date Anniversary in that year we will compare
          (i) the sum of the Deferral Bonus and the current Benefit Base, which, for purposes of this paragraph, is called the "Deferral Bonus Benefit Base" to (ii) the Annuity Account Value. If the Deferral Bonus Benefit Base is greater than the Annuity Account Value, the Deferral Bonus Benefit Base amount will become the new Benefit Base and there is no Annual Ratchet on that Contract Date Anniversary. If the Deferral Bonus Benefit Base amount is less than or equal to the Annuity Account Value, then the Annual Ratchet will apply and the Deferral Bonus will not apply. The application of a Deferral Bonus will not cause a charge increase; the application of an Annual Ratchet may cause a charge increase as described above in Paragraph H.

     J.   EXCESS WITHDRAWAL

          An Excess Withdrawal occurs when you withdraw more than your Guaranteed Annual Withdrawal amount in any Contract Year. Once a withdrawal causes cumulative withdrawals in a Contract Year to exceed your Guaranteed Annual Withdrawal amount, the entire amount of that withdrawal and all subsequent withdrawals in that Contract Year are considered Excess Withdrawals.

          If you make an Excess Withdrawal, we recalculate your Benefit Base and the Guaranteed Annual Withdrawal amount, as follows: 1) The Benefit Base is reset as of the date of the Excess Withdrawal to equal the lesser of (i) the Benefit Base immediately prior to the Excess Withdrawal and (ii) the Annuity Account Value immediately following the Excess Withdrawal. 2) The Guaranteed Annual Withdrawal amount is recalculated to equal the Applicable Percentage multiplied by the reset Benefit Base.

          An Excess Withdrawal that reduces your Annuity Account Value to zero terminates the Contract, including all benefits, without value.

     K.   EFFECT OF YOUR ANNUITY ACCOUNT VALUE FALLING TO ZERO

          If either of the following happens while you are living and this Rider is in effect: (i) you make a withdrawal for an amount that that is equal to or exceeds the Annuity Account Value but is not an Excess Withdrawal, or (ii) the Annuity Account Value falls to zero by the deduction of a Contract charge, you will receive payments equal to your Guaranteed Annual Withdrawal amount, subject to the following terms and conditions: The date of any such event is the benefit transaction date for purposes of this subsection. Guaranteed Annual Withdrawals will begin on the next Contract Date Anniversary following the benefit transaction date and continue on each subsequent Contract Date Anniversary for the full amount, while you or the Successor Owner, if applicable, is living. For Contracts with Non-natural Owners, Guaranteed Annual Withdrawals will continue while the Annuitant or the Joint Annuitant, if applicable, is living. If, on the benefit transaction date, you were taking payments through an Automatic Payment Plan, the frequency of payments after the benefit termination date is described in the Data Pages. If you were not taking payments through an Automatic Payment Plan, then any remaining balance of

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          the Guaranteed Annual Withdrawal for the Contract Year in which your
          Annuity Account Value was reduced to zero will be paid to you in a lump sum on the benefit transaction date and Guaranteed Annual Withdrawals will continue to be made for the full amount thereafter on an annual basis. As of the benefit transaction date, your Contract will be cancelled and a supplementary life annuity contract setting forth your continuing benefit will be issued to you, as further described below.

          When the supplementary life annuity contract is issued, the Owner of record under this Contract on the benefit transaction date will be the Owner under the supplementary life annuity contract. The Owner will also become the Annuitant under the supplementary life annuity contract. Any Successor Owner under this Contract will become the Joint Annuitant under the supplementary contract. If this Contract is owned by a non-natural Owner, the Annuitant and Joint Annuitant, if applicable, remain the same under the supplementary life annuity contract.

          If you had any remaining Death Benefit as described in Part IV of this rider on the benefit transaction date, your Death Benefit will continue under the supplementary life annuity contract. The amount of any such Death Benefit will be reduced by any payments we make. The Beneficiary under this Contract will be the Beneficiary under the supplementary life annuity contract subject to your right to change the beneficiary under the supplementary contract.

III. CERTAIN CHANGES UNDER JOINT LIFE CONTRACTS

     A.   CHANGE OF SUCCESSOR OWNER OR JOINT ANNUITANT

          Before any withdrawal has been made under this Contract, (i) you may change any Successor Owner named in the Data Pages to your current spouse, or (ii) the Joint Annuitant named in the Data Pages may be changed to the Annuitant's current spouse. Any such change must be made in writing in a form we accept. The change will take effect as of the date you sign it, but, we will not be liable as to any payments we make or actions we take before we receive such change.

          After a withdrawal has been made under this Contract, the Successor Owner or Joint Annuitant cannot be changed.

     B.   CONVERSION TO A SINGLE LIFE CONTRACT

          (i) Before any withdrawal has been made under this Contract, you may terminate the Successor Owner provisions of this Contract by written notice satisfactory to us. Under a Contract with a Non-natural Owner, the Joint Annuitant provisions of this Contract may be terminated by written notice satisfactory to us. Effective on the Transaction Date we receive the notice, the Guaranteed Withdrawal Benefit for Life guarantee will apply solely with respect to your life, or if you are a Non-natural Owner, to the Annuitant's life, and we will adjust the Guaranteed Withdrawal Benefit for Life charge shown in the Data Pages prospectively to the single life charge for Contracts of the same class as yours. The Applicable Percentage described in Section II.G of this rider will be based on your age, or, if you are a Non-natural Owner, the Annuitant's age. Once the Successor Owner or


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               Joint Annuitant provisions have been terminated, a new Successor
               Owner or Joint Annuitant may not be named.

          (ii) After a withdrawal has been made under this Contract, you may terminate the Successor Owner provisions, or if you are a Non-natural Owner, the Joint Annuitant provisions of this Contract. Effective on the Transaction Date we receive the notice, the Guaranteed Withdrawal Benefit for Life guarantee will apply solely with respect to your life, or, if the Contract is owned by a Non-natural Owner, the Annuitant's life; however, we will not reduce the charge for the benefit shown in the Data Pages. Once the Successor Owner or Joint Annuitant provisions have been terminated, a new Successor Owner or Joint Annuitant may not be named. Your Applicable Percentage will be based solely on your age once such termination has taken place, or if you are a Non-natural Owner, the Annuitant's age.

     C.   CONTRACTS SPLIT BY COURT ORDER

          If required under an applicable court order relating to a divorce, we will split the Contract as near as is practicable in accordance with the Order and we will replace the Contract with two single-life Contracts.

          (i) If the split of the Contract occurs before any withdrawal has been made under the Contract, the Guaranteed Withdrawal Benefit for Life charge under each respective new Contract will be lowered prospectively to the single life charge, and the Applicable Percentage for Guaranteed Annual Withdrawals will be based on each respective individual's age at first withdrawal and any subsequent Annual Ratchet.

          (ii) If the split of the Contract occurs after any withdrawal has been made under your original Contract, the Guaranteed Withdrawal Benefit for Life charge will remain a joint life charge for each Contract resulting from the original Contract split and the Applicable Percentage that was in effect at the time of the split may increase at the time an Annual Ratchet occurs based on each respective individual's age under their respective new Contract.

PART IV  EFFECT OF DEATH

     A.   BENEFICIARY

          You give us the name of the beneficiary who is to receive any death benefit payable upon the "Last Applicable Death" under this Contract ("Beneficiary").

               "Last Applicable Death" means:

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               For a Single Life Contract where the Owner is an individual, the
               Last Applicable Death is the death of the Owner. For a Non-Natural Owner Single Life Contract, the Last Applicable Death is the death of the Annuitant.

               For a Joint Life Contract where the Owner is an individual, the Last Applicable Death is the death of the second to die of the Owner and the Successor Owner, provided that the Owner and Successor Owner remain married at the time of the first death. For a Non-Natural Owner Joint Life Contract, the Last Applicable Death is the death of the second to die of the Annuitant and Joint Annuitant, provided that the Annuitant and Joint Annuitant were married at the time of the first death.

               For a Joint Life Contract where the Owner and Successor Owner, or Annuitant and Joint Annuitant, whichever is applicable, are no longer married at the time of the first death, the Payment Upon Death Rules described in the applicable Endorsement apply.

     B.   PAYMENT UPON DEATH

          Upon the Last Applicable Death before the Annuity Account Value falls to zero and before an Annuity Benefit is elected under Section [8.01], we will pay a death benefit to the Beneficiary and subject to the conditions set forth in the tables below and any applicable endorsement.

          Upon the Last Applicable Death while withdrawals are being made under the Guaranteed Withdrawal Benefit for Life after the Annuity Account Value falls to zero and while there is a remaining death benefit, we will pay a death benefit to the Beneficiary in a single sum.

          The Death Benefit is equal to the Annuity Account Value, or if greater, the Guaranteed Minimum Death Benefit.

          FOR CONTRACT OWNERS AGES 45 TO 85 WHO ELECT THE GWB FOR LIFE STANDARD DEATH BENEFIT, THE FOLLOWING TEXT WILL APPEAR:

          [On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. The Guaranteed Minimum Death Benefit is increased by subsequent Contributions and reduced dollar for dollar by
          (i) withdrawals that are not Excess Withdrawals and (ii) payments which are made after the Annuity Account Value falls to zero. A withdrawal that is an Excess Withdrawal reduces your Guaranteed Minimum Death Benefit on a pro-rata basis. Reduction on a pro-rata basis means we calculate the percentage of your Annuity Account Value that is withdrawn and reduce your death benefit by the same percentage.]

          FOR CONTRACT OWNERS AGES 45 TO 75 WHO ELECT THE GWB FOR LIFE ENHANCED DEATH BENEFIT, THE FOLLOWING TEXT WILL APPEAR:

          [On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. The Guaranteed Minimum Death Benefit is increased by (i) subsequent Contributions, (ii) any Annual Ratchet and
          (iii) any Deferral Bonus Amount. The Guaranteed Minimum Death Benefit is reduced dollar for dollar by (i) withdrawals that are not Excess Withdrawals and (ii) payments which are made after the Annuity Account Value falls to zero. If

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          you make a withdrawal that is an Excess Withdrawal we recalculate the
          Guaranteed Minimum Death Benefit to equal the lesser of (i) the Guaranteed Minimum Death Benefit reduced by the total amount of that such Excess Withdrawal on a` pro-rata basis, or (ii) the Annuity Account Value on the Transaction Date of the Excess Withdrawal.

          If Spousal Continuation is elected and a death benefit is payable, the Guaranteed Minimum Death Benefit is frozen as of the date of your death, less subsequent withdrawals and is paid upon your spouse's death and the charge for the Guaranteed Minimum Death Benefit ends.]

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When a Death Benefit becomes payable under certain circumstances described in an
Endorsement, an election may be made to instead continue the Contract under Spousal Continuation or our Beneficiary Continuation Option ("BCO"). The applicability of Spousal Continuation and BCO is described in the following charts, subject to all terms and conditions of the applicable Endorsement. These charts also describe the succession of Successor Owner under Joint Life
Contracts owned by an individual and Joint Annuitant under Joint Life Contracts owned by a Non-Natural Owner.

  IF DEATH OCCURS BEFORE THE ANNUITY ACCOUNT VALUE FALLS TO ZERO AND BEFORE AN
                          ANNUITY BENEFIT IS ELECTED:

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                                             EFFECT OF DEATH ON A SINGLE LIFE CONTRACT:
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IF THE DECEASED IS THE     AND                  AND                           THEN
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
1.   Owner                 Is also the          The Beneficiary is the        Guaranteed Withdrawal Benefit for Life ends and Death
                           Annuitant or         surviving spouse              Benefit is payable; Spouse may elect Spousal
                           Joint Annuitant,                                   Continuation or BCO without the Guaranteed Withdrawal
                           if applicable.                                     Benefit for Life.
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2.   Owner                 Is also the          The Beneficiary is NOT the    Guaranteed Withdrawal Benefit for Life ends and Death
                           Annuitant or         surviving spouse              Benefit is payable; the beneficiary may elect BCO
                           Joint Annuitant,                                   without the Guaranteed Withdrawal Benefit for Life.
                           if applicable.
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3.   Owner                 Annuitant or         Beneficiary is spouse         Guaranteed Withdrawal Benefit for Life ends and Death
                           Joint Annuitant,                                   Benefit is payable; the beneficiary may elect Spousal
                           if applicable,                                     Continuation or BCO without the Guaranteed Withdrawal
                           is living                                          Benefit for Life.
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4.   Owner                 Annuitant or         Beneficiary is non-spouse     Guaranteed Withdrawal Benefit for Life ends and Death
                           Joint Annuitant,                                   Benefit is payable; the beneficiary may elect BCO
                           if applicable,                                     without the Guaranteed Withdrawal Benefit for Life.
                           is living
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5.   Annuitant (under      The Owner is                                       The Owner becomes the new Annuitant and the Contract
     a single Annuitant    living                                             and Guaranteed Withdrawal Benefit for Life continue.
     Contract)                                                                Death Benefit is not payable until the death of the
                                                                              Owner.
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6.   First to die of       The Owner is                                       The Contract and Guaranteed Withdrawal Benefit for
     the Annuitant and     living                                             Life continue with a single Annuitant. Death Benefit
     Joint Annuitant                                                          is not payable until the death of the Owner.
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7.   Second to die of      The Owner is                                       The Owner becomes the new Annuitant and the Contract
     the Annuitant and     living                                             and Guaranteed Withdrawal Benefit for Life continue.
     Joint Annuitant                                                          Death Benefit is not payable until the death of the
                                                                              Owner.
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8.   Annuitant             Owner is             Beneficiary is the spouse     Guaranteed Withdrawal Benefit for Life ends and Death
                           non-natural          of the annuitant              Benefit is payable; Spouse may elect Spousal
                                                                              Continuation or BCO and continue the Contract without
                                                                              the Guaranteed Withdrawal Benefit for Life.
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9.   Annuitant             Owner is             Beneficiary is NOT the        Guaranteed Withdrawal Benefit for Life ends and Death
                           non-natural          spouse of the annuitant       Benefit is payable; beneficiary may elect BCO without
                                                                              the Guaranteed Withdrawal Benefit for Life.
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

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
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                                             EFFECT OF DEATH ON A SINGLE LIFE CONTRACT:
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IF THE DECEASED IS THE     AND                  AND                           THEN
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
1.   Owner                 Is also the          The Successor Owner is        The Successor Owner becomes the sole Owner and the new
                           annuitant            living                        Annuitant. The Contract and Guaranteed Withdrawal
                                                                              Benefitfor Life continue. Death Benefit is not
                                                                              payable until the the death of the Successor Owner.

                                                                              [X] If a withdrawal has already been taken, the
                                                                                  Contract continues with the Joint Life charge and
                                                                                  with withdrawals over the Successor Owner's life
                                                                                  only.

                                                                              |X| If no withdrawals have been taken, the Applicable
                                                                                  Percentage will be based on the age of the
                                                                                  Successor Owner at the time of the first
                                                                                  withdrawal. Charges will be reduced to a Single
                                                                                  Life charge prospectively.
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2.   Owner                 The Annuitant is     The Successor Owner is        The Successor Owner becomes the sole Owner. The
                           living               also living                   Contract and Guaranteed Withdrawal Benefit for Life
                                                                              continue. Death Benefit is not payable until the death
                                                                              of the Successor Owner.

                                                                              |X| If a withdrawal has already been taken, the
                                                                                  Contract continues with the Joint Life charge and
                                                                                  with withdrawals over the Successor Owner's life
                                                                                  only.

                                                                              |X| If no withdrawals have been taken, the Applicable
                                                                                  Percentage will be based on the age of the
                                                                                  Successor Owner at the time of the first
                                                                                  withdrawal. Charges will be reduced to a Single
                                                                                  Life charge prospectively.
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3.   Owner                 The Successor Owner  The Annuitant is living       The Guaranteed Withdrawal Benefit for Life ends and
                           is also dead                                       Death Benefit is payable; the Beneficiary may elect
                                                                              BCO without the [Guaranteed Withdrawal Benefit for
                                                                              Life If the Beneficiary is the spouse then Spousal
                                                                              Continuation may be elected.
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4.   Successor Owner       The Owner is living  The Annuitant is living       |X| The Guaranteed Withdrawal Benefit for Life
                                                                                  continues.

                                                                              |X| If a withdrawal has already been taken, the
                                                                                  Contract continues with the Joint Life charge and
                                                                                  with withdrawals over the Owner's life only.

                                                                              |X| If no withdrawals have been taken:

                                                                                  >  The owner may name a new spouse as Successor
                                                                                     Owner; Applicable Percentage will be based on
                                                                                     the age of the younger spouse at the time of
                                                                                     the first withdrawal.

                                                                                  >  The Owner may also choose to continue the
                                                                                     Contract as a Single Life. The Applicable
                                                                                     Percentage will be based on the age of the
                                                                                     Owner at the time of the first withdrawal.
                                                                                     Charges will be reduced to a Single Life charge
                                                                                     prospectively.
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5.   Annuitant (under      Owner is living      Successor Owner is            The Guaranteed Withdrawal Benefit for Life continues.
     a single Annuitant                         also living                   The Owner becomes the new Annuitant and the Contract
     Contract)                                                                and Guaranteed Withdrawal Benefit for Life continue.
                                                                              The Death Benefit is not paid until the death of both
                                                                              the Owner and the Successor Owner.
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


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
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                                             EFFECT OF DEATH ON A SINGLE LIFE CONTRACT:
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IF THE DECEASED IS THE     AND                  AND                           THEN
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
6.   First to die of       Owner is living      Successor Owner is            The Contract and Guaranteed Withdrawal Benefit for
     Annuitant and Joint                        also living                   Life continue with a single Annuitant. The Death
     Annuitant                                                                Benefit is not paid until the death of both the Owner
                                                                              and the Successor Owner.
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7.   Second to die of      Owner is living      Successor Owner is            The Guaranteed Withdrawal Benefit for Life continues.
     Annuitant and Joint                        also living                   The Owner becomes the new Annuitant and the Contract
     Annuitant                                                                and Guaranteed Withdrawal Benefit for Life continue.
                                                                              The Death Benefit is not paid until the death of both
                                                                              the Owner and the Successor Owner.
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8.   Annuitant (under      Owner also dies      Successor Owner is            The Successor Owner becomes the sole Owner and the new
     a single Annuitant                         living                        Annuitant. The Contract and Guaranteed Withdrawal
                                                                              Benefit Contract) for Life continue. The Death Benefit
                                                                              is not payable until the death of the Successor Owner.

                                                                              |X| If a withdrawal has already been taken, the
                                                                                  Contract continues with the Joint Life charge and
                                                                                  with withdrawals over the Successor Owner's life
                                                                                  only.

                                                                              |X| If no withdrawals have been taken, the Applicable
                                                                                  Percentage will be based on age of the Successor
                                                                                  Owner at the time of the first withdrawal. Charges
                                                                                  will be reduced to a Single Life charge
                                                                                  prospectively.
------------------------------------------------------------------------------------------------------------------------------------
9.   First to die of       Owner also dies      Successor Owner is            The Successor Owner becomes the sole Owner. The
     Annuitant and Joint                        living                        Contract and Guaranteed Withdrawal Benefit for Life
     Annuitant                                                                continue with a single Annuitant. The Death Benefit is
                                                                              not payable until the death of the Successor Owner.

                                                                              |X| If a withdrawal has already been taken, the
                                                                                  Contract continues with the Joint Life charge and
                                                                                  with withdrawals over the Successor Owner's life
                                                                                  only.

                                                                              If no withdrawals have been taken, the Applicable
                                                                              Percentage will be based on age of the Successor Owner
                                                                              at the time of the first withdrawal. Charges will be
                                                                              reduced to a Single Life charge prospectively.
------------------------------------------------------------------------------------------------------------------------------------
10.  Second to die of      Owner also dies      Successor Owner is            The Successor Owner becomes the sole Owner and the new
     Annuitant and Joint                        living                        Annuitant. The Contract and Guaranteed Withdrawal
                                                                              Benefit Annuitant for Life continue. The Death Benefit
                                                                              is not payable until the death of the Successor Owner.

                                                                              |X| If a withdrawal has already been taken, the
                                                                                  Contract continues with the Joint Life charge and
                                                                                  with withdrawals over the Successor Owner's life
                                                                                  only.

                                                                              If no withdrawals have been taken, the Applicable
                                                                              Percentage will be based on age of the Successor Owner
                                                                              at the time of the first withdrawal. Charges will be
                                                                              reduced to a Single Life charge prospectively.
------------------------------------------------------------------------------------------------------------------------------------


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                                       11

------------------------------------------------------------------------------------------------------------------------------------
11.  Annuitant               Owner is non-natural    Joint Annuitant is         The Guaranteed Withdrawal Benefit for Life
                                                     living                     continues. The Joint Annuitant becomes the sole
                                                                                Annuitant and Contract continues. The Death Benefit
                                                                                is not paid until the death of the second Annuitant.
                                                                                |X|  If a withdrawal has already been taken, the
                                                                                     Contract continues with the Joint Life charge
                                                                                     and with withdrawals over the remaining Joint
                                                                                     Annuitant's life only.

                                                                                |X|  If no withdrawals have been taken, the
                                                                                     Applicable Percentage will be based on the age
                                                                                     of the remaining Joint Annuitant at the time of
                                                                                     the first withdrawal. Charges will be reduced
                                                                                     to a Single Life charge prospectively.
------------------------------------------------------------------------------------------------------------------------------------
12.  Both joint              Owner is non-natural                               The Guaranteed Withdrawal Benefit for Life ends and
     Annuitants                                                                 Death Benefit is payable; the Beneficiary may elect
                                                                                BCO without the Guaranteed Withdrawal Benefit for
                                                                                Life.
------------------------------------------------------------------------------------------------------------------------------------

IF DEATH OCCURS WHILE THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE IS BEING PAID AFTER THE ANNUITY ACCOUNT VALUE FALLS TO ZERO (SEE SECTION II K OF THIS RIDER):

------------------------------------------------------------------------------------------------------------------------------------
                     EFFECT OF DEATH ON A SINGLE LIFE SUPPLEMENTARY LIFE ANNUITY CONTRACT:
------------------------------------------------------------------------------------------------------------------------------------
IF THE DECEASED IS THE       AND                         THEN
---------------------------- --------------------------- ---------------------------------------------------------------------------
1.   Owner/Annuitant                                     Any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
---------------------------- --------------------------- ---------------------------------------------------------------------------
2.   Annuitant               Owner is non-natural        Any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
---------------------------- --------------------------- ---------------------------------------------------------------------------

2006GWB(rev 5/07 NQ)

------------------------------------------------------------------------------------------------------------------------------------
                    EFFECT OF DEATH ON A JOINT LIFE SUPPLEMENTARY LIFE ANNUITY CONTRACT:
------------------------------------------------------------------------------------------------------------------------------------
IF THE DECEASED IS THE         AND                       THEN
------------------------------------------------------------------------------------------------------------------------------------
1.   Owner/Annuitant           The Joint Annuitant is    |X|  The Joint Annuitant becomes the sole Owner. Payments continue to the
                               living                         Joint Annuitant until his/her death.

                                                         |X|  If the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------
2.   Joint Annuitant           The Owner/Annuitant is    |X|  Contract continues with payments made to the Owner/Annuitant.
                               living
                                                         |X|  If the Owner/Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------
3.   Owner/Annuitant           The Joint Annuitant       |X|  Any remaining Death Benefit will be paid to the Beneficiary in a
                               also dies                      single sum and the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------
4.   Annuitant                 Owner is non-natural      |X|  The Joint Annuitant becomes the sole Annuitant and payments continue
                               and the Joint Annuitant        to the Non-natural Owner until the surviving Joint Annuitant's death.
                               is living
                                                         |X|  If the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends
------------------------------------------------------------------------------------------------------------------------------------
5.   Both Joint                Owner is non-natural      |X|  Any remaining Death Benefit will be paid to the beneficiary in a
     Annuitants                                               single sum and the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------
6.   Owner/Annuitant           The Joint Annuitant is    |X|  The Beneficiary becomes the Owner of the Contract for purposes of
     (Under a Contract split   living                         receiving payments. Payments the deceased had been receiving will
     after divorce)                                           now be made to the Beneficiary until the death of the Joint Annuitant.

                                                         |X|  When the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------
7.   Joint Annuitant           Owner/Annuitant is        |X|  Contract continues with payments made to the Owner/Annuitant.
     (Under a Contract split   living
     after divorce)                                      |X|  When the Owner/Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------

If you have elected an Annuity Benefit under Part VII of the Contract and the Annuitant under that Benefit dies, the terms and conditions of the applicable Benefit apply.

V.   THE COST OF THIS RIDER

The charge for this rider is shown in the Data Pages.


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                                    13

VI.  TERMINATION OF THIS RIDER

This rider may not be voluntarily terminated. This Rider will terminate if: (i) the Contract terminates, (ii) an Excess Withdrawal reduces your Annuity Account Value to zero, (iii) except as provided in this Part VI of this Rider, you change the Owner of the Contract, or (iv) termination is required by an endorsement to your Contract.

For a Contract owned by a Non-natural Owner, if the Owner is changed to an individual, this Rider will not terminate and its benefits will continue to be determined by the Annuitant, or Joint Annuitant, as applicable, at the time of ownership change.

For a Contract owned by an individual, if the Owner is changed to a trust and the beneficial owner(s) remains the former Owner or his or her family members, this Rider will not terminate and its benefits continue to be determined by the original Owner. Family member means members of the immediate family and other relatives. Immediate family means spouse, domestic partner, parent, child, adopted child, step child, brother and sister. Other relatives means grandparent, grandchildren, aunt, uncle, niece, nephew, and in-laws.

Upon the termination of the Guaranteed Withdrawal Benefit for Life Rider, the charge for the Benefit, as shown in the Data Pages, ends.

AXA EQUITABLE LIFE INSURANCE COMPANY


/s/ Christopher M. Condron               /s/ Karen Field Hazin

Christopher M. Condron                   Karen Field Hazin, Vice President,
Chairman and Chief Executive Officer     Secretary and Associate General Counsel

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                                    14